UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2021 (February 22, 2021)
 _______________________________________________
EZCORP, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________________________

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
_______________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    As disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (the “FY20 Form 10-K”), at the time of the filing of that report, the People and Compensation Committee of our Board of Directors (the “Committee”) was continuing to consider the design frameworks for the fiscal 2021 short-term incentive (STI) bonus plan and the long-term incentive (LTI) equity awards. On February 22, 2021, the Committee approved the design and structure of the fiscal 2021 LTI awards and authorized the issuance of awards to our executive officers (other than our Executive Chairman, who is subject to a separate incentive program and is not eligible for LTI awards) and other key employees. Further, on February 26, 2021, the Committee approved the design and structure of the fiscal 2021 STI plan, which will provide a cash bonus opportunity for our executive officers and other key employees based on fiscal 2021 performance. The following is a summary of the terms of the approved fiscal 2021 STI and LTI awards.
Short-Term Incentive — The fiscal 2021 STI plan provides cash bonus opportunities based on achievement of specified levels of EBITDA.
•The bonus opportunity for each participant is a function of a designated target amount (stated as a percentage of base salary) and a business performance modifier based on the achievement of specified EBITDA-based performance goals. The target amount percentage for each of the Named Executive Officers is set forth in the “Compensation Discussion and Analysis” section of the FY20 Form 10-K under the heading “Components of Compensation and Fiscal 2020 Executive Compensation Actions — Annual Short-Term Incentives.”
•For participants in a specific business unit, the performance goal is based on that business unit’s achievement of specified levels of EBITDA. For other corporate-level participants, the performance goal is based on the Company’s achievement of specified levels of consolidated EBITDA.
•The overall plan is subject to a “Company Performance Gate,” such that no participant will receive a payout if the Company does not achieve the minimum level of EBITDA required for a corporate-level payout, regardless of the EBITDA achieved by specific business units.
•If the Company Performance Gate is achieved, participants have the opportunity to earn an incentive bonus equal to 50% of their target amount. Performance at target levels will yield a bonus opportunity equal to 100% of the target amount. Any payout in excess of 100% of target amounts is at the discretion of the Committee. The final payout amount for each participant is subject to an evaluation of the participant’s individual performance.
•The Committee will retain discretionary authority to make such adjustments to the reported EBITDA as it, in its sole discretion, determines to be necessary, appropriate or desirable to take into consideration special events or other circumstances reasonably beyond management’s control.
Long-Term Incentive — The fiscal 2021 LTI program provides equity awards based on the achievement of specified levels of net income.
•The number of units awarded to each participant is determined by dividing the participant’s LTI target amount (based on a percentage of base salary) by $5.03, the trading price of our Class A Non-Voting Common Stock on September 30, 2020. The LTI target, as well as the number of units to be awarded to each of the Named Executive Officers is set forth in the “Compensation Discussion and Analysis” section of the FY20 Form 10-K under the heading “Components of Compensation and Fiscal 2020 Executive Compensation Actions — Long-Term Incentives — Fiscal 2021 LTI Awards.”
•Vesting is subject to performance measured against specified net income targets. As discussed in the FY20 Form 10-K, the Committee considers net income to be the long-term shareholder value metric against which management should be measured.
•Performance will be measured over a three-year performance period (fiscal 2021, fiscal 2022 and fiscal 2023). The number of units awarded are allocated equally among the three years, with each year measured separately. The number of units that will be available for vesting each year will be between 50% (assuming minimum threshold performance is achieved) and 150%, depending on the level of performance target achievement. If the minimum threshold performance for any year is not achieved, then none of the units allocated to that year will be available to vest at the end of the performance period. Each year will stand on its own, and any units allocated to a year that are not available to vest at the end of the performance period will be forfeited.
•At the end of the performance period (i.e., the end of fiscal 2023), the aggregate number of units that are available to vest from each of the three years will vest for those participants who remain in continuous, active employment with the Company through that time.
•The Committee will retain discretionary authority to make such adjustments to the reported net income as it, in its sole discretion, determines to be necessary, appropriate or desirable to take into consideration special events or other circumstances reasonably beyond management’s control.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	February 26, 2021	By:	/s/Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary